Exhibit 99.1

News Release

For Immediate Release

VILLAGE BANK AND TRUST FINANCIAL CORP.

ANNOUNCES SEVERAL KEY LEADERSHIP CHANGES

Midlothian, Virginia, August 14, 2020 – Village Bank and Trust Financial Corp. (Nasdaq: VBFC) (the “Company”), parent company of Village Bank (the “Bank”), announced several key leadership changes today that include the hiring of Christy Quesenbery who will join the Bank on August 24, 2020 as Executive Vice President of Operations. Ms. Quesenbery joins the Bank with over 35 years’ experience in commercial banking. Ms. Quesenbery’s expertise includes loan and deposit operations, compliance, human resources, information technology and information security. Most recently, Ms. Quesenbery was Executive Vice President and Chief Operating Officer for Touchstone Bankshares, Inc. where she was responsible for multiple areas of operations and technology as well as enterprise risk and vendor management. Ms. Quesenbery holds a Bachelor of Science degree in Psychology and Business Administration from James Madison University and graduated from the Virginia Bankers School of Bank Management.

Additionally, the Board of Directors of the Bank approved the promotion of Roy Barzel, Director of Strategic Initiatives, to the position of Executive Vice President and Chief Credit Officer of the Bank effective beginning on August 1, 2020. Mr. Barzel started his banking career at United Virginia Bank, predecessor to Crestar Bank and SunTrust Bank, and performed a number of credit roles, culminating in a Senior Regional Credit Officer position in Commercial Real Estate banking. In 2011, Mr. Barzel left SunTrust to become Chief Credit Officer for distressed community bank, Bank of Virginia, which was a subsidiary of Cordia Bancorp Inc. Mr. Barzel and the new management team were able to turn the company around and it was eventually acquired by First Citizens BancShares, Inc. Mr. Barzel joined the Bank in 2017 as Director of Strategic Initiatives, working on revenue generating initiatives, pinch-hitting in credit, winning new customer relationships and is the Bank’s Community Reinvestment Act Officer. Mr. Barzel is a graduate of the University of Florida, where he earned a Bachelor of Science in Zoology and a Master of Business Administration degree.

Finally, Donald M. “Donnie” Kaloski, Jr., Executive Vice President and Chief Financial Officer, will also take over responsibility for the risk and compliance departments. Mr. Kaloski will oversee a highly effective enterprise risk management program and culture that has been developed by the Bank to help identify and manage the Bank’s risks. Mr. Kaloski’s audit background and strong understanding of the Company’s control environment puts him in good position to oversee and enhance the risk management program. Mr. Kaloski has been Executive Vice President and Chief Financial Officer of the Company and the Bank since May of 2018. Mr. Kaloski previously served as Senior Vice President of Accounting of the Bank, and from 2007 to 2013 he supervised audit engagement teams on financial institutions throughout the country while working for BDO USA, LLP. Mr. Kaloski is a Certified Public Accountant and Chartered Global Management Accountant and is a graduate of Troy University in Alabama, where he earned a Bachelor of Science degree in Accounting and a Master of Business Administration degree.

These leadership changes will complete the transition of the primary responsibilities of James E. “Jay” Hendricks, currently Executive Vice President and Chief Operating Officer and Chief Risk Officer of the Bank, as he assumes the roles of President and Chief Executive Officer of the Company and the Bank upon the departure of William G. Foster, Jr., current President and Chief Executive Officer of the Company and the Bank.

About Village Bank and Trust Financial Corp.

Village Bank and Trust Financial Corp. was organized under the laws of the Commonwealth of Virginia as a bank holding company whose activities consist of investment in its wholly-owned subsidiary, Village Bank. The Bank is a full-service Virginia-chartered community bank headquartered in Midlothian, Virginia with deposits insured by the Federal Deposit Insurance Corporation. The Bank has nine branch offices. The Bank and its wholly-owned subsidiary, Village Bank Mortgage Corporation, offer a complete range of financial products and services, including commercial loans, consumer credit, mortgage lending, checking and savings accounts, certificates of deposit, and 24-hour banking.

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements. For this purpose, any statement that is not a statement of historical fact may be deemed to be a forward-looking statement. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements.

There are many factors that could have a material adverse effect on the operations and future prospects of the Company including, but not limited to, the impacts of the ongoing COVID-19 pandemic; changes in assumptions underlying the establishment of allowances for loan losses and other estimates; changes in interest rates; the effects of future economic, business and market conditions; legislative and regulatory changes; governmental monetary and fiscal policies; and changes in accounting policies, rules and practices. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available on the Securities and Exchange Commission’s Web site at www.sec.gov.

For further information, contact Donald M. Kaloski, Jr., Executive Vice President and Chief Financial Officer, at 804-897-3900 or dkaloski@villagebank.com.